                                                                    Exhibit 99.1

[INDEPENDENCE COMMUNITY BANK CORP. LOGO]                    [STATEN ISLAND LOGO]



                                                                   PRESS RELEASE
--------------------------------------------------------------------------------

                        INDEPENDENCE COMMUNITY BANK CORP.
                          RECEIVES REGULATORY APPROVAL
                     TO MERGE WITH STATEN ISLAND BANCORP, INC.

      BROOKLYN, N.Y.- April 7, 2004 - Independence Community Bank Corp. ("Independence") (NASDAQ - ICBC), and Staten Island Bancorp, Inc. ("Staten Island") (NYSE - SIB) jointly announced today they have received regulatory approvals to permit the merger of Staten Island with and into Independence. In addition, as previously announced, Independence and Staten Island stockholders approved the merger at special meetings of stockholders held on March 8, 2004. Independence and Staten Island currently anticipate completing the merger after the close of business on April 12, 2004.

      Staten Island stockholders may elect to receive the merger consideration in the form of Independence common stock, cash or a combination of both. Assuming a closing on April 12, 2004, each share of Staten Island common stock will be converted into the right to receive either $24.3208 in cash or an exchange ratio of 0.6195 shares of Independence common stock for each Staten Island share, or a combination of both. As previously disclosed in the merger agreement and election materials mailed to Staten Island stockholders, the form of the merger consideration ultimately paid to Staten Island stockholders is subject to adjustment in accordance with the terms of the merger agreement, pursuant to which all elections are subject to pro-ration because the aggregate amount of cash consideration Independence will pay in the merger is fixed at $368,500,000.

      Independence Community Bank Corp. is the holding company for Independence Community Bank. The Bank, originally chartered in 1850, currently operates 86 branches located in the greater New York City metropolitan area, which includes the five boroughs of New York City, Nassau, Suffolk and Westchester Counties and northern New Jersey. The Bank has three key business divisions: Commercial Real Estate Lending, Consumer Banking and Business Banking and actively targets small and mid-size businesses. The Bank maintains its community orientation by offering its diverse communities a wide range of financial products and by emphasizing customer service, superior value and convenience. The Bank's web address is www.myindependence.com.

      Staten Island Bancorp, Inc. is the holding company for SI Bank & Trust. SI Bank & Trust was chartered in 1864 and currently operates 17 full service branches and three limited service branches on Staten Island, New York; three full service branches in Brooklyn, New York; and 15 full service branches in New Jersey. The Bank's web address is www.sibk.com.

              ----------------------------------------------------

      Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors.

      Words such as "expect", "feel", "believe", "will", "may", "anticipate", "plan", "estimate", "intend", "should", and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. These statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of Independence and Staten Island. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Independence and Staten Island may not be combined successfully, or the combination may take longer to accomplish than expected; (2) the growth opportunities and cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected;(4) competitive factors which could affect net interest income and non-interest income, general economic conditions which could affect the volume of loan originations, deposit flows and real estate values; (5) the levels of non-interest income and the amount of loan losses as well as other factors discussed in the documents filed by Independence and Staten Island with the Securities and Exchange Commission from time to time. Neither Independence nor Staten Island undertakes any obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

      This communication is being made in respect of the proposed merger of Independence and Staten Island. In connection with the proposed transaction, Independence filed a registration statement on Form S-4 with the SEC on December 24, 2003, which was subsequently amended on January 30, 2004, containing the definitive joint proxy statement/prospectus for the stockholders of Independence and Staten Island. STOCKHOLDERS OF INDEPENDENCE AND STOCKHOLDERS OF STATEN ISLAND ARE ENCOURAGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive joint proxy statement/prospectus on file with the SEC, as well as other relevant material (when they become available) and any other documents filed by Independence or Staten Island with the SEC, are (or will be) available free of charge at the SEC's website, www.sec.gov, from Independence Community Bank Corp., 195 Montague Street, Brooklyn, New York 11201, Attention: Investor Relations, or from Staten Island Bancorp,, Inc., 1535 Richmond Avenue, Staten Island, New York 10314,
Attention: Investor Relations.

Contact:      Independence Community Bank Corp.      Staten Island Bancorp, Inc.
              Frank W. Baier                         Donald C. Fleming
              Chief Financial Officer                Chief Financial Officer
              (718) 923-3506                         (718) 697-2813